UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2021

Granite Point Mortgage Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38124	61-1843143
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bryant Pak, Suite 2400A
New York, NY 10036

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:   (212) 364-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	GPMT	NYSE

Indicate by the check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03            Material Modification to Rights of Security Holders.

On November 29, 2021, Granite Point Mortgage Trust Inc. (the “Company”) filed Articles Supplementary (the “Articles Supplementary”) with the Maryland State Department of Assessments and Taxation to designate 4,600,000 shares of the Company’s authorized but unissued preferred stock, $0.01 par value per share, as shares of 7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, with the powers, designations, preferences and other rights as set forth therein (the “Series A Preferred Stock”). The Articles Supplementary became effective upon filing on November 29, 2021.

The Articles Supplementary provide that the Company will pay, when and if authorized by the Board of Directors of the Company, cumulative cash dividends (i) from and including the original issue date to, but excluding, January 15, 2027 at a fixed rate equal to 7.00% per annum of the $25.00 per share liquidation preference (equivalent to $1.75 per annum per share) and (ii) from and including January 15, 2027 at a floating rate equal to a benchmark rate (which is expected to be Three-Month Term SOFR (as defined in the Articles Supplementary)) plus a spread of 5.83% per annum of the $25.00 per share liquidation preference (the “Floating Rate”); provided, however, that in no event shall the Floating Rate be lower than 7.00%. Dividends will be paid in arrears, on the 15th day of April, July, October and January of each year (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day), commencing on January 15, 2022.

The Series A Preferred Stock is not redeemable by the Company prior to November 30, 2026 except under circumstances intended to preserve the Company’s qualification as a real estate investment trust (“REIT”) and except upon the occurrence of a Change of Control (as defined in the Articles Supplementary). On and after November 30, 2026, the Company may, at its option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date fixed for redemption.

In addition, upon the occurrence of a Change of Control, the Company may, at its option, redeem the Series A Preferred Stock, in whole or in part on, or within 120 days after, the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date fixed for redemption.

The Series A Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by the Company or converted into the Company’s common stock in connection with a Change of Control by the holders of Series A Preferred Stock. Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (unless the Company has exercised its right to redeem the Series A Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Articles Supplementary)) to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of the Company’s common stock per share of Series A Preferred Stock determined by a formula, in each case, on the terms and subject to the conditions described in the Articles Supplementary, including provisions for the receipt, under specified circumstances, of alternative consideration.

There are restrictions on ownership of the Series A Preferred Stock intended to preserve the Company’s qualification as a REIT. Except under limited circumstances, holders of the Series A Preferred Stock have no voting rights.

A copy of the Articles Supplementary and form of Series A Preferred Stock Certificate are filed as Exhibits 3.1 and 4.1, respectively, to this report, and the information in the Articles Supplementary is incorporated into this Item 3.03 by reference. The description of the terms of the Articles Supplementary in this Item 3.03 is qualified in its entirety by reference to Exhibit 3.1.

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Item 5.03            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above under Item 3.03 of this report is hereby incorporated by reference into this Item 5.03.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit
3.1	Articles Supplementary designating 7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form 8-A, filed with the SEC on November 30, 2021)
4.1	Specimen 7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A, filed with the SEC on November 30, 2021)
5.1	Opinion of Ballard Spahr LLP with respect to the legality of the shares
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 30, 2021	GRANITE POINT MORTGAGE TRUST INC.

	By:	/s/ MICHAEL J. KARBER
Michael J. Karber
General Counsel and Secretary

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